Exhibit 99.1

LifePoint Hospitals Reports Second Quarter 2012 Results

Second Quarter EPS of $0.83, Up 7.8% Over Prior Year Period

BRENTWOOD, Tenn.--(BUSINESS WIRE)--July 27, 2012--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the second quarter and six months ended June 30, 2012.

For the second quarter ended June 30, 2012, revenues from continuing operations were $827.3 million, up 10.7% from $747.1 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for the second quarter ended June 30, 2012, decreased slightly to $40.2 million, or $0.83 per diluted share, compared with $40.3 million, or $0.77 per diluted share, for the same period last year.

For the first half of 2012, revenues from continuing operations were $1,678.3 million, up 11.5% from $1,505.6 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for the second quarter ended June 30, 2012, increased 11.8% to $96.2 million, or $1.99 per diluted share, compared with $86.1 million, or $1.66 per diluted share, for the same period last year.

In commenting on the results, William F. Carpenter III, Chairman and Chief Executive Officer of LifePoint Hospitals, said, “We had a solid quarter in which we continued to execute our strategic plan, invest in our business to better position LifePoint and effectively control costs. These investments have allowed us to capitalize on the industry shift to the outpatient setting. Our recent acquisitions are performing well, and the pipeline remains robust. We will continue to target acquisitions in faster growing markets with better demographics. We remain focused on improving quality and patient safety and driving value for stockholders.”

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ second quarter 2012 conference call will be available on line at www.lifepointhospitals.com/news/press-releases and www.earnings.com today, Friday, July 27, 2012, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 56 hospital campuses in 18 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com. All references to “LifePoint,” “LifePoint Hospitals,” or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint’s future results are beyond LifePoint’s ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effect and implementation of healthcare reform legislation (including whether LifePoint and its hospitals successfully adapt to new laws and business models) and other changes in government programs including efforts to reduce healthcare expenditures and whether states choose to expand Medicaid programs; (ii) reductions in Medicare or Medicaid payments, whether driven by budget deficits, programmatic changes or otherwise; (iii) reductions in revenues from commercial payors, whether as a change in our revenue mix, reduction in commercial rates or otherwise;(iv) LifePoint’s ability to acquire hospitals on favorable terms, the business risks associated with acquiring additional hospitals and the uncertainty in operating and integrating such hospitals;(v) the ongoing, adverse effects from the recent economic recession including high rates of unemployment, which could intensify if credit conditions deteriorate; (vi) the failure of certain employers, or the closure of certain manufacturing and other facilities, especially in markets where LifePoint’s hospitals depend on a small number of local employers; (vii) the growth of uninsured and “patient due” accounts, and deterioration in the collectability of these accounts;(viii) whether our core strategies will result in anticipated operating results including enhanced, measureable quality and satisfaction improvements; (ix) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (x) the ability to attract, recruit and retain qualified physicians, nurses, medical technicians and other healthcare professionals; (xi) the loss of certain physicians in markets where such a loss can have a disproportionate impact on LifePoint’s hospitals; (xii) the increasingly stringent and complex legal and regulatory environment (and changing interpretations of applicable laws and regulations), increased legal and regulatory obligations and related enforcement activity, new obligations that providers must self-disclose violations, the possibility that fines and penalties (including the penalty of exclusion) may be levied against hospitals in connection with enforcement activities, and the additional costs incurred in connection with efforts to comply with such laws and regulations; (xiii) competition from other hospitals and outpatient facilities providing services similar to those LifePoint offers and from physicians providing services in their offices that could be provided in LifePoint’s hospitals; (xiv) adverse events in states where a large portion of LifePoint’s revenues are concentrated; (xv) any interruption of or restriction in LifePoint’s access to licensed information (and information technology systems) or failure in LifePoint’s ability to integrate changes to LifePoint’s existing information systems or information systems of acquired hospitals; (xvi) liabilities resulting from potential malpractice and related legal claims brought against LifePoint’s hospitals; and (xvii) those other risks and uncertainties described from time to time in LifePoint’s filings with the Securities and Exchange Commission. Therefore, LifePoint’s future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful account	$980.1		$873.4		$1,978.2		$1,762.0
Provision for doubtful accounts	152.8		126.3		299.9		256.4
Revenues	827.3	100.0%	747.1	100.0%	1,678.3	100.0%	1,505.6	100.0%

Salaries and benefits	369.9	44.7	339.0	45.4	739.9	44.1	673.4	44.7
Supplies	124.4	15.0	114.1	15.3	253.4	15.1	232.8	15.5
Other operating expenses	195.7	23.7	163.1	21.8	384.2	22.9	324.7	21.6
Other income	(1.5)	(0.2)	(4.2)	(0.6)	(2.7)	(0.2)	(4.2)	(0.3)
Depreciation and amortization	46.9	5.7	40.6	5.4	92.0	5.4	80.3	5.3
Interest expense, net	25.7	3.1	28.1	3.8	51.2	3.1	57.3	3.8
Impairment charge	–	–	–	–	3.1	0.2	–	–
	761.1	92.0	680.7	91.1	1,521.1	90.6	1,364.3	90.6

Income from continuing operations before income taxes	66.2	8.0	66.4	8.9	157.2	9.4	141.3	9.4
Provision for income taxes	24.3	2.9	25.3	3.4	58.4	3.5	53.7	3.6
Income from continuing operations	41.9	5.1	41.1	5.5	98.8	5.9	87.6	5.8

Income from discontinued operations, net of income taxes	0.1	–	–	–	0.2	–	0.3	–
Net income	42.0	5.1	41.1	5.5	99.0	5.9	87.9	5.8
Less: Net income attributable to noncontrolling interests	(1.7)	(0.2)	(0.8)	(0.1)	(2.6)	(0.2)	(1.5)	(0.1)
Net income attributable to LifePoint Hospitals, Inc.	$40.3	4.9%	$40.3	5.4%	$96.4	5.7%	$86.4	5.7%

Basic earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.85		$0.79		$2.04		$1.70
Discontinued operations	–		–		0.01		0.01
Net income	$0.85		$0.79		$2.05		$1.71

Diluted earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.83		$0.77		$1.99		$1.66
Discontinued operations	–		–		–		–
Net income	$0.83		$0.77		$1.99		$1.66

Amounts attributable to LifePoint Hospitals, Inc. stockholders:
Income from continuing operations, net of income taxes	$40.2		$40.3		$96.2		$86.1
Income from discontinued operations, net of income taxes	0.1		–		0.2		0.3
Net income	$40.3		$40.3		$96.4		$86.4

LIFEPOINT HOSPITALS, INC. UNAUDITED EARNINGS PER SHARE CALCULATIONS In millions, except per share amounts

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Income from continuing operations	$41.9	$41.1	$98.8	$87.6
Less: Net income attributable to noncontrolling interests	(1.7)	(0.8)	(2.6)	(1.5)
Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders	40.2	40.3	96.2	86.1
Income from discontinued operations, net of income taxes	0.1	–	0.2	0.3
Net income attributable to LifePoint Hospitals, Inc.	$40.3	$40.3	$96.4	$86.4

Weighted average shares outstanding – basic	47.3	51.1	47.1	50.6
Effect of dilutive securities: stock options and other stock-based awards	1.1	1.2	1.3	1.3
Weighted average shares outstanding – diluted	48.4	52.3	48.4	51.9

Basic earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.85	$0.79	$2.04	$1.70
Discontinued operations	–	–	0.01	0.01
Net income	$0.85	$0.79	$2.05	$1.71

Diluted earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.83	$0.77	$1.99	$1.66
Discontinued operations	–	–	–	–
Net income	$0.83	$0.77	$1.99	$1.66

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS In millions

	June 30, 2012	Dec. 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$172.3	$126.2
Accounts receivable, less allowances for doubtful accounts of $605.2 and $537.4 at June 30, 2012, and December 31, 2011, respectively	468.9	430.6
Inventories	88.6	87.2
Prepaid expenses	23.7	26.4
Income taxes receivable	–	1.6
Deferred tax assets	147.7	125.7
Other current assets	31.3	42.3
	932.5	840.0

Property and equipment:
Land	95.7	93.5
Buildings and improvements	1,701.1	1,631.6
Equipment	1,139.1	1,084.0
Construction in progress	95.2	105.7
	3,031.1	2,914.8
Accumulated depreciation	(1,166.6)	(1,084.4)
	1,864.5	1,830.4

Deferred loan costs, net	18.8	21.7
Intangible assets, net	86.0	89.5
Other	20.6	19.8
Goodwill	1,569.2	1,568.7
Total assets	$4,491.6	$4,370.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$95.7	$99.6
Accrued salaries	99.2	103.1
Income taxes payable	30.9	–
Other current liabilities	135.7	168.2
Current maturities of long-term debt	2.0	1.9
	363.5	372.8

Long-term debt	1,609.6	1,595.4
Deferred income tax liabilities	239.3	259.0
Reserves for self-insurance claims and other liabilities	154.8	139.1
Long-term income tax liability	18.5	18.0
Total liabilities	2,385.7	2,384.3

Redeemable noncontrolling interests	29.0	26.2

Equity:
LifePoint Hospitals, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.6	0.6
Capital in excess of par value	1,375.7	1,354.8
Retained earnings	1,163.3	1,066.9
Common stock in treasury, at cost	(483.0)	(477.1)
Total LifePoint Hospitals, Inc. stockholders’ equity	2,056.6	1,945.2
Noncontrolling interests	20.3	14.4
Total equity	2,076.9	1,959.6
Total liabilities and equity	$4,491.6	$4,370.1

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Dollars in millions

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$42.0	$41.1	$99.0	$87.9
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(0.1)	–	(0.2)	(0.3)
Stock-based compensation	6.5	5.6	13.3	11.3
Depreciation and amortization	46.9	40.6	92.0	80.3
Amortization of physician minimum revenue guarantees	4.8	4.7	9.8	9.3
Amortization of convertible debt discounts	6.4	6.0	12.7	11.9
Amortization of deferred loan costs	1.4	1.5	2.9	3.0
Impairment charge	–	–	3.1	–
Deferred income tax benefit	(17.1)	(16.7)	(38.6)	(19.4)
Reserve for self-insurance claims, net of payments	(7.5)	2.3	(2.8)	7.0
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	46.7	19.6	(35.7)	5.1
Inventories and other current assets	6.3	(2.0)	7.3	(3.8)
Accounts payable and accrued expenses	(11.2)	(5.8)	(18.1)	(11.2)
Income taxes payable/receivable	(21.4)	(4.4)	32.6	26.6
Other	0.5	–	0.7	0.6
Net cash provided by operating activities – continuing operations	104.2	92.5	178.0	208.3
Net cash provided by (used in) operating activities – discontinued operations	0.1	–	(0.7)	0.2
Net cash provided by operating activities	104.3	92.5	177.3	208.5

Cash flows from investing activities:
Purchases of property and equipment	(49.3)	(48.6)	(110.1)	(104.5)
Acquisitions, net of cash acquired	–	(24.8)	(20.1)	(26.5)
Other	(0.1)	–	(0.3)	(0.9)
Net cash used in investing activities	(49.4)	(73.4)	(130.5)	(131.9)

Cash flows from financing activities:
Repurchases of common stock	(0.4)	(36.3)	(5.9)	(41.8)
Payment of debt financing costs	–	(0.1)	–	(0.1)
Proceeds from exercise of stock options	1.6	17.0	5.5	34.5
(Refunds of) proceeds from employee stock purchase plans	(0.2)	(0.1)	0.5	0.6
(Distributions to) sales of noncontrolling interests	(0.7)	0.4	(1.4)	(0.6)
Sales of redeemable noncontrolling interests	1.6	–	1.6	–
Capital lease payments and other	(0.6)	(0.4)	(1.0)	(0.8)
Net cash provided by (used in) financing activities	1.3	(19.5)	(0.7)	(8.2)

Change in cash and cash equivalents	56.2	(0.4)	46.1	68.4
Cash and cash equivalents at beginning of period	116.1	276.2	126.2	207.4
Cash and cash equivalents at end of period	$172.3	$275.8	$172.3	$275.8

Supplemental disclosure of cash flow information:
Interest payments	$28.8	$32.1	$36.8	$44.0
Capitalized interest	$0.5	$0.5	$1.3	$0.8
Income taxes paid, net	$63.0	$46.3	$64.6	$46.6

LIFEPOINT HOSPITALS, INC. UNAUDITED STATISTICS

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change
Continuing Operations: (1)
Number of hospitals at end of period	55	52	5.7%	55	52	5.7%
Admissions	48,072	48,526	(0.9)	99,560	100,242	(0.7)
Equivalent admissions (2)	109,923	104,983	4.7	222,218	212,914	4.4
Revenues per equivalent admission	$7,526	$7,117	5.7	$7,552	$7,071	6.8
Medicare case mix index	1.30	1.29	0.8	1.30	1.29	0.8
Average length of stay (days)	4.4	4.3	2.3	4.4	4.3	2.3
Inpatient surgeries	13,120	13,347	(1.7)	26,725	26,707	0.1
Outpatient surgeries	43,024	39,469	9.0	86,023	78,908	9.0
Emergency room visits	284,612	253,569	12.2	557,525	508,339	9.7
Outpatient factor (2)	2.29	2.16	5.7	2.23	2.12	5.1

Same-hospital: (3)
Number of hospitals at end of period	52	52	–%	52	52	–%
Admissions	45,430	48,526	(6.4)	95,151	100,242	(5.1)
Equivalent admissions (2)	102,742	104,983	(2.1)	210,189	212,914	(1.3)
Revenues per equivalent admission	$7,531	$7,117	5.8	$7,591	$7,071	7.4
Medicare case mix index	1.30	1.29	0.8	1.30	1.29	0.8
Average length of stay (days)	4.3	4.3	–	4.3	4.3	–
Inpatient surgeries	12,417	13,347	(7.0)	25,538	26,707	(4.4)
Outpatient surgeries	40,625	39,469	2.9	82,022	78,908	3.9
Emergency room visits	263,198	253,569	3.8	522,052	508,339	2.7
Outpatient factor (2)	2.26	2.16	4.6	2.21	2.12	4.0

(1) Continuing operations information includes the results of (i) our hospital support center, (ii) our same-hospital operations, and (iii) the results of Twin County Regional Hospital (“Twin County”), in which we acquired an 80% interest effective April 1, 2012, Maria Parham Medical Center (“Maria Parham”), in which we acquired an 80% interest effective November 1, 2011, and Person Memorial Hospital (“Person Memorial”), which we acquired effective October 1, 2011, each through Duke LifePoint Healthcare, which is our joint venture with Duke University Health System in which we own a controlling interest. Continuing operations information excludes the results of our hospitals that have previously been disposed.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. We compute equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3) Same-hospital information includes the results of our hospital support center and the same 52 hospitals operated during the three months and six months ended June 30, 2012 and 2011. Same-hospital information excludes the results of Twin County, Maria Parham, Person Memorial and our hospitals that have previously been disposed.

LIFEPOINT HOSPITALS, INC. UNAUDITED SUPPLEMENTAL INFORMATION Dollars in millions

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; impairment charge; provision for income taxes; income from discontinued operations; and net income attributable to noncontrolling interests. LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA for certain financial covenants. The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$980.1		$873.4		$1,978.2		$1,762.0
Provision for doubtful accounts	152.8		126.3		299.9		256.4
Revenues	827.3	100.0%	747.1	100.0%	1,678.3	100.0%	1,505.6	100.0%

Salaries and benefits	369.9	44.7	339.0	45.4	739.9	44.1	673.4	44.7
Supplies	124.4	15.0	114.1	15.3	253.4	15.1	232.8	15.5
Other operating expenses	195.7	23.7	163.1	21.8	384.2	22.9	324.7	21.6
Other income	(1.5)	(0.2)	(4.2)	(0.6)	(2.7)	(0.2)	(4.2)	(0.3)
	688.5	83.2	612.0	81.9	1,374.8	81.9	1,226.7	81.5
Adjusted EBITDA	$138.8	16.8%	$135.1	18.1%	$303.5	18.1%	$278.9	18.5%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Adjusted EBITDA	$138.8	$135.1	$303.5	$278.9
Less: Depreciation and amortization	46.9	40.6	92.0	80.3
Interest expense, net	25.7	28.1	51.2	57.3
Impairment charge	–	–	3.1	–
Provision for income taxes	24.3	25.3	58.4	53.7
Income from discontinued operations	(0.1)	–	(0.2)	(0.3)
Net income attributable to noncontrolling interests	1.7	0.8	2.6	1.5
Net income attributable to LifePoint Hospitals, Inc.	$40.3	$40.3	$96.4	$86.4

CONTACT:
LifePoint Hospitals, Inc.
Jeff Sherman, 615-372-8501
Executive Vice President and Chief Financial Officer